Exhibit 24.1





                      PENNSYLVANIA POWER & LIGHT COMPANY

                    ISSUANCE OF TRUST PREFERRED SECURITIES

                               POWER OF ATTORNEY


          The undersigned directors of Pennsylvania Power & Light Company, a

Pennsylvania corporation, hereby appoint William F. Hecht, Ronald E. Hill and

Robert L. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission,

Washington, D.C., under provisions of the Securities Act of 1933, as amended,

a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of not in excess of $105 million of Trust Preferred

Securities of PP&L Capital Trust, a special purpose Delaware trust formed by

Pennsylvania Power & Light Company (and the underlying subordinated debentures and guarantees of Pennsylvania Power & Light Company), and any and

all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements,

or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.  The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all
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capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 22nd day of January, 1997.

/s/ E. Allen Deaver            L.S.           /s/ Stuart Heydt            L.S.
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E. Allen Deaver                               Stuart Heydt



/s/ Nance K. Dicciani          L.S.           /s/ Clifford L. Jones       L.S.
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Nance K. Dicciani                             Clifford L. Jones



/s/ William J. Flood           L.S.           /s/ Ruth Leventhal          L.S.
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William J. Flood                              Ruth Leventhal



/s/ Elmer D. Gates             L.S.           /s/ Frank A. Long          L.S.
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Elmer D. Gates                                Frank A. Long



/s/ Derek C. Hathaway          L.S.           /s/ Norman Robertson        L.S.
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Derek C. Hathaway                             Norman Robertson



/s/ William F. Hecht           L.S.
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William F. Hecht